UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: April 24, 2003

INTUITIVE SURGICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30713	77-0416458

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Kifer Road, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 524-2100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE

Patent Infringement Litigation

     As previously disclosed, on September 1, 2000 Brookhill-Wilk 1, LLC (“Wilk”) filed a lawsuit against Intuitive Surgical, Inc. (“Intuitive Surgical”) in the United States District Court for the Southern District of New York (Case No. 00 Civ. 6599 (NRB)) alleging that by making, using, selling or offering for sale its da Vinci Surgical System, Intuitive Surgical is infringing U.S. Patent Nos. 5,217,003 and 5,368,015 in willful disregard of Wilk’s patent rights. These patents concern methods and devices for “remote” surgery. In March 2001, Wilk withdrew its assertion of infringement of the 015 patent against Intuitive Surgical. On November 8, 2001, in response to a motion on one of Intuitive Surgical’s noninfringement defenses, the District Court granted summary judgment of noninfringement of the 003 patent in favor of Intuitive Surgical and dismissed Wilk’s complaint in its entirety without prejudice. Wilk appealed the summary judgment ruling to the U.S. Court of Appeals for the Federal Circuit.

     On April 11, 2003, the Court of Appeals reversed the District Court’s judgment and remanded the case for further proceedings. This reversal is based on the Court of Appeals’ determination that the particular claim limitation at issue should be interpreted differently than as construed by the District Court. Nevertheless, Intuitive Surgical believes that the Court of Appeals’ opinion is not necessarily inconsistent with the noninfringement defense initially presented by Intuitive Surgical to the District Court and does not impact Intuitive Surgical’s other noninfringement defenses. Intuitive Surgical expects to request clarification from the Court of Appeals on the claim construction adopted before returning to the District Court to continue to defend the claims relating to the 003 patent. Upon remand, Intuitive Surgical intends to continue to vigorously defend its rights and, if necessary, is prepared to continue to dispute the meaning of other portions of the asserted claim language and to conduct discovery and file further motions on whether the patent is infringed, valid and/or enforceable. Intuitive Surgical believes that it will prevail in the litigation and that it has multiple meritorious defenses to Wilk’s allegations. However, litigation is unpredictable and Intuitive Surgical may not prevail. The case remains in its early stages of discovery.

     For a discussion of the risks associated with this litigation, please see Intuitive Surgical’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Registration Statement on Form S-4 (File No. 333-104093) filed with the Securities and Exchange Commission on March 28, 2003.

ITEM 9.   REGULATION FD DISCLOSURE

     The information contained in this Item 9 is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

     The information, including Exhibit 99.1 attached hereto, in this Item 9 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that

Section. The information in this Item 9 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

     Attached and incorporated by reference as Exhibit 99.1 is a copy of the press release of Intuitive Surgical, dated April 24, 2003, reporting Intuitive Surgical’s financial results for the quarter ended March 31, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

By: /s/ Lonnie M. Smith Name: Lonnie M. Smith Title: Chief Executive Officer

Dated: April 24, 2003

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release, dated April 24, 2003